UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 23, 2008

The National Collegiate Student Loan Trust 2007-3
(Exact Name of Registrant as Specified in Charter)

The National Collegiate Funding LLC
(Exact Name of Depositor and Sponsor as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-141132-03 (Commission File Number)	92-0195957 (IRS Employer Identification No.)

c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware (Address of Principal Executive Offices)		19890 (Zip Code)

Registrant’s telephone number, including area code     (302) 636-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6 -	Asset-Backed Securities

Item 6.03               Change in Credit Enhancement or Other External Support.

(c)           Material change to enhancement or support.

Motion to Resume Payment of Guaranty Claims from Pledged Account

The Education Resources Institute, Inc. (“TERI”) has provided credit support to The National Collegiate Student Loan Trust 2007-3 (the “Trust”) in the form of a guaranty of the payment of principal and accrued interest on the private student loans owned by the Trust (the “2007-3 Loans”).

Pursuant to a deposit and security agreement dated September 20, 2007 (the “Deposit and Security Agreement”) among TERI, First Marblehead Data Services, Inc. and the Trust,  TERI has deposited certain monies into a pledged account (the “Pledged Account”) with the U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), as security for the guaranty obligations of TERI to the Trust.  Pursuant to the indenture dated as of September 1, 2007 between the Trust and the Indenture Trustee, the Pledged Account has been pledged by the Trust to the Indenture Trustee for the benefit of holders of asset-backed notes issued by the Trust.  The Indenture Trustee, at the direction of TERI, withdraws amounts from the Pledged Account from time to time to pay guaranty claims on the 2007-3 Loans that are payable by TERI.

On April 7, 2008, TERI filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”).  According to the filing, TERI intends to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On April 10, 2008, the Bankruptcy Court issued an order prohibiting TERI from withdrawing any amounts from, or accessing for any reason, the Pledged Account until further order by the Bankruptcy Court.  Although the order prevented TERI from paying guaranty claims from the Pledged Account with respect to the 2007-3 Loans, it also prevented the Pledged Account from being used to satisfy any of TERI’s other secured or unsecured obligations.

On June 23, 2008, the Bankruptcy Court entered an order approving a motion by TERI to purchase defaulted 2007-3 Loans using cash in the Pledged Account.

The order was granted subject to the following:

•
The committee of unsecured creditors or any other person or entity has the right to challenge the validity, perfection, priority or enforceability of the Trust’s security interests in (i) the Pledged Account within 14 days following the order, (ii) funds transferred to the Pledged Account after the filing of TERI’s petition for reorganization (the “Post-Petition Transfers”) within 45 days following the order and (iii) collateral securing TERI’s guaranty obligations other than the Pledged Account and the Post-Petition Transfers (such as Recoveries) within 60 days following the order.

•
Recoveries that have not been transferred to the Pledged Account will be placed in a segregated account and held in such account until the earliest of (i) the 61st day following the order and (ii) the entry of an order by the Bankruptcy Court directing the disposition, transfer or other use of funds in such account.

The order does not permit TERI to purchase any defaulted loans with funds from TERI’s general operating accounts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL COLLEGIATE FUNDING LLC, as depositor for THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-3

By:	GATE HOLDINGS, INC., MEMBER

By:	/s/ John A. Hupalo
Name: John A. Hupalo
Title: President

Dated:  June 26, 2008